Exhibit 99.1

INSMED INCORPORATED REPORTS FINANCIAL RESULTS FOR

THIRD QUARTER AND FIRST NINE-MONTHS OF 2004

RICHMOND, VA – (November 8, 2004) – Insmed Incorporated (Nasdaq/NMS: INSM), a developer of pharmaceutical products for the treatment of metabolic and endocrine diseases with unmet medical needs, today announced results for the three and nine months ended September 30, 2004.

$000’s (except EPS)	Three Months Ended September 30, 2004	Three Months Ended September 30, 2003	Nine Months Ended September 30, 2004	Nine Months Ended September 30, 2003
Revenues	24	27	114	123
Net loss	(7,596)	(2,398)	(21,366)	(7,847)
Net cash used in operations	(6,544)	(2,781)	(18,449)	(8,079)
Loss per share	(0.20)	(0.06)	(0.56)	(0.23)

Discussion of Revenue and Expense Items

Revenues for the three and nine months ended September 30, 2004 were $24,000 and $114,000, respectively, compared with revenues of $27,000 and $123,000 for the equivalent periods in 2003. Revenues remained consistent for both the third quarter and the first nine months of 2004 compared to the corresponding periods of 2003.

The net loss for the three and nine months ended September 30, 2004 was $7.6 million, or $0.20 per share and $21.4 million or $0.56 per share, respectively. For the three months ended September 30, 2004, this represents an increase of $5.2 million or $0.14 per share from the net loss of $2.4 million, or $0.06 per share for the corresponding period in 2003. The $5.2 million increase in the net loss for the quarter compared to the corresponding period in 2003 resulted from a $5.0 million increase in research and development spending, a $211,000 increase in general and administration costs and a $19,000 reduction in interest income. The $5.0 million increase in research and development costs stemmed primarily from the anticipated increase in manufacturing activity to produce SomatoKine® for our pivotal Phase III trial in the Growth Hormone Insensitivity Syndrome indication. The $211,000 increase in general and administrative expenditures is due to the planned additional external service and personnel costs in support of our business strategy, and the $19,000 reduction in interest income resulted from a combination of reduced interest rates and a lower cash balance.

For the nine months ended September 30, 2004, the increase in net loss was $13.5 million or $0.33 per share from the net loss of $7.8 million, or $0.23 per share reported for the same period of 2003. The $13.5 million increase in our net loss for the first nine months of 2004 as compared with the first nine months of 2003 resulted from a $12.8 million escalation in research and development costs and a $0.7 million rise in general and administration expenses. The former resulted from the planned increase in external manufacturing costs to produce SomatoKine® for our clinical trial needs, together with the pre-manufacturing program at Insmed Therapeutic Proteins, our development and production facility in Boulder, Colorado, and the latter due to higher external service and personnel costs in support of our business. The $59,000 reduction in interest income resulted from a combination of reduced interest rates and a lower cash balance.

Conference Call

The Company will host a conference call on November 9, 2004 at 8:30 a.m. Eastern Time (7:30 a.m. Central Time). Company management will conduct the call and will review the financial and operating results for the second quarter and the Company’s current activities and expectations for the future. To participate in the conference call, dial 800-915-4836 (domestic) or 973-317-5319 (international). The call will be webcast live through Insmeds corporate website: www.insmed.com. A telephonic replay of the call will be available for one week at 800-428-6051 (domestic) or 973-709-2089 (international) Passcode: 363233. A web replay of the call will be available through the corporate website beginning at 1:00p.m.

About Insmed Incorporated

Insmed Incorporated is a biopharmaceutical company focused on the discovery and development of drug candidates for the treatment of metabolic diseases and endocrine disorders with unmet medical needs. For further information about Insmed and SomatoKine®, please visit the company’s corporate website at www.insmed.com.

Statements included within this press release, which are not historical in nature, may constitute forward-looking statements for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Although Insmed believes that such statements are based on reasonable assumptions within the bounds of its knowledge of its business and operations, the forward-looking statements are neither promises nor guarantees and various factors may cause its actual results to differ materially from its expectations. Forward-looking statements include all statements regarding expected financial position, results of operations, cash flows, dividends, financing plans, business strategies, operating efficiencies or synergies, budgets, capital and other expenditures, competitive positions, growth opportunities for existing or proposed products or services, plans and objectives of management, demand for new pharmaceutical products, market trends in the pharmaceutical business, inflation and various economic and business trends. Such forward-looking statements are subject to numerous risks and uncertainties, including risks that product candidates may fail in clinical trials or may not be successfully marketed, the company may lack financial resources to complete development of product candidates, the company may be unable to raise additional financing necessary to continue current operations, the company may not be able to re-commission our Insmed Therapeutic Proteins manufacturing facility that we leased in Boulder, Colorado, and utilize that facility to manufacture the company’s product candidates, we may be prevented from marketing our products due to intellectual property rights of third parties, competing products may be more successful, demand for new pharmaceutical products may decrease and the biopharmaceutical industry may experience negative market trends. For further information with respect to factors that could cause actual results to differ from expectations, reference is made to reports filed by Insmed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The forward-looking statements made in this release are made only as of the date hereof and Insmed disclaims any intention or responsibility for updating predictions or financial guidance contained in this release.

INSMED INCORPORATED

Condensed Consolidated Balance Sheets

(in thousands, except share data)

	Sept 30, 2004	December 31, 2003
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,509	$29,526
Restricted cash	285	—
Other current assets	480	225

Total current assets	8,274	29,751

Long-term assets:
Restricted cash - long-term portion	3,303	—
Property and equipment, net	30	61

Total assets	$11,607	$29,812

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,980	$660
Accrued project costs	767	1,747
Payroll liabilities	949	205
Restructuring reserve	334	334

Total current liabilities	6,030	2,946

Long-term liabilities:
Asset retirement obligation	254	—
Restructuring reserve - long-term portion	416	646

Total liabilities	6,700	3,592

Stockholders’ equity:

Common stock, $.01 par value; authorized shares 500,000,000; issued and outstanding shares 38,409,643 in 2004 and 38,394,994 in 2003	384	384
Additional capital	212,415	212,362
Accumulated deficit	(207,892)	(186,526)

Net stockholders’ equity	4,907	26,220

Total liabilities and stockholders’ equity	$11,607	$29,812

INSMED INCORPORATED

Condensed Consolidated Statements of Operations

(in thousands, except per share data - unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Revenues	$24	$27	$114	$123

Operating expenses:
Research and development	6,786	1,821	18,409	5,620
General and administrative	885	674	3,247	2,585

Total operating expenses	7,671	2,495	21,656	8,205

Operating loss	(7,647)	(2,468)	(21,542)	(8,082)

Interest income	51	70	176	235

Net loss	$(7,596)	$(2,398)	$(21,366)	$(7,847)

Basic and diluted net loss per share	$(0.20)	$(0.06)	$(0.56)	$(0.23)

Shares used in computing basic and diluted net loss per share	38,406	37,583	38,399	34,662

INSMED INCORPORATED

Consolidated Statements of Cash Flows

(in thousands - unaudited)

	Nine Months Ended September 30,
	2004	2003
Operating activities
Net loss	$(21,366)	$(7,847)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	31	81
Stock issued for services	33	119
Changes in operating assets and liabilities:
Due from Taisho Pharmaceutical Co., Ltd.	—	199
Other assets	(255)	270
Accounts payable	3,320	(303)
Accrued project costs	(980)	(183)
Payroll liabilities	744	(162)
Restructuring reserve	(230)	(253)
Asset retirement obligation	254	—

Net cash used in operating activities	(18,449)	(8,079)

Financing activities
Proceeds from issuance of common stock	20	12,931
Cash in restricted letters of credit	(3,588)	—

Net cash (used in) provided by financing activities	(3,568)	12,931

(Decrease) Increase in cash and cash equivalents	(22,017)	4,852
Cash and cash equivalents at beginning of period	29,526	27,337

Cash and cash equivalents at end of period	$7,509	$32,189

For more information, contact:

Baxter Phillips, III

Investor Relations

Insmed Incorporated

Phone 804.565.3041

bphillips@insmed.com

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